UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

[ ]	Preliminary proxy statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ ]	Definitive proxy statement.

[X]	Definitive additional materials.

[ ]	Soliciting material under §240.14a-12.

Bragg Capital Trust
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
[ ]	Fee paid previously with materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BRAGG CAPITAL TRUST

Your Response is Urgently Needed.

October 2020

Dear Valued Queens Road Fund Shareholder:

We recently mailed you proxy materials seeking your vote on three proposals that affect your investment with the Queens Road Funds. Our records show that we have not received your vote.

The fund’s Board of Trustees recommends that you vote in favor of these important proposals and believes these are in the best interest of the shareholder.

Please vote on this important matter today, so that it is received in advance of the October 23rd meeting deadline. Your control number is on the enclosed proxy card/voting instruction form if you choose to vote online or by touchtone phone. If you have any questions or would like to vote with a live agent, please call the number listed below:

833-934-2739

The Fund has made it very easy for you to vote.

Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by OCTOBER 23, 2020.

Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

Thank you for your assistance in this matter. Your prompt vote will reduce the need for additional mailings.

Sincerely,

Steve Scruggs

President

QUEENRD2020